UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MPAA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Executive Officers.

As part of Motorcar Parts of America’s (“MPA”) commitment to strong corporate governance and transparent compensation metrics, after several months of discussion, MPA entered into the Third Amendment to the CEO Employment Agreement (“Amendment”) on March 30, 2020, with Selwyn Joffe, Chairman, CEO and President.

Under the Amendment, Mr. Joffe agreed to not receive an annual restricted stock award with respect to the Company’s fiscal year ending March 31, 2020, and instead increased his potential annual restricted stock award for the next three fiscal years (ending March 31, 2021, March 31, 2022 and March 31, 2023), from 75,000 to 100,000 shares.

In addition, the Amendment slightly changed the timing of each fiscal year’s Performance Cycle to be on or as soon as practicable after the first date of the fiscal year, rather than prior to the start of each fiscal year.  Finally, the Amendment changes the raw number of Restricted Stock that will be granted pursuant to Section 9(d) of the Employment Agreement, for each Performance Cycle commencing during the remainder of the Employment Term from 50,000 to 66,667, to maintain the same percentage of the potential grant at two-thirds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: April 1, 2020	/s/ Juliet Stone
Juliet Stone
Vice President and General Counsel